UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: May 19, 2006
(Date of earliest event reported: May 15, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The employment agreement between Century Casinos, Inc. (the “Company”) and Mr. Richard S. Rabin, the Company’s Chief Operating Officer - North America, has been terminated in conjunction with Mr. Rabin’s departure from the Company effective May 15, 2006. Under the non-competition and non-solicitation provisions of the employment agreement, Mr. Rabin is prohibited from competing with the Company in certain respects for a period of one year following his departure.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officer

The discussion under Item 1.02 of this Current Report on Form 8-K is incorporated under this Item 5.02 as if set forth herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.149    Corrected Employment Agreement by and between Century Casinos, Inc. and Mr. Richard S. Rabin, Chief Operating Officer, North America, dated April 27, 2005, is hereby incorporated by reference from Exhibit 10.149 to Century Casinos’ Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: May 19, 2006	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer